Exhibit 10.23

TO:  Kurt Hoffman

FM:  John P. Ryan

SUBJ:  Amended Employment Agreement

DATE:  September 1, 2002

This letter amends my employment agreement with Trend Mining Company of July 1, 2001.

From September 1, 2002 my compensation per month shall be $3000 in cash. If the Company cannot pay such sums in cash, then, at my option, I may convert the compensation owed to restricted shares at the prevailing rate at which shares are or were most recently sold.

This compensation is a retainer and is in exchange for my services as Secretary and Treasurer of the Company. I will undertake these duties to the best of my abilities and will be available for consultation, meetings, conference call, advice and support as needed.

This agreement may be cancelled by you or by the action of the Board upon thirty days notice. Similarly, it may be cancelled by me with thirty days notice.

Sincerely,

/s/ John Ryan
John Ryan

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I, Kurt Hoffman, President of Trend Mining, hereby confirm the terms of Mr.
Ryan's agreement as outlined above.

/s/ Kurt Hoffman
Kurt Hoffman, President